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                                                                    Exhibit 5.01




                                        March 1, 2000

SYMANTEC CORPORATION
20330 Stevens Creek Boulevard
Cupertino, California  95014-2132
(408) 253-9600

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about March 1, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 200,000 shares of your Common Stock (the "STOCK"), subject to issuance by you upon the exercise of the stock option granted by you under your Symantec Corporation Stock Option Grant (April 14, 1999) (the "PLAN"). In rendering this opinion, we have examined the following:

        (1) the Registration Statement, together with the Exhibits filed, or incorporated therein by reference as a part thereof;

        (2) your Form 10-K filed pursuant to 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which contains your audited financial statements as of March 31, 1998 and 1999 and for each of the years in the three-year period ended March 31, 1999;

        (3) your Forms 10-Q filed pursuant to 13 or 15(d) of the Exchange Act for the quarterly periods ended July 2, 1999, October 1, 1999 and December 31, 1999;

        (4) the description of your preferred stock purchase rights under the caption "Description of Registrant's Securities to be Registered" on pages 2 through 5 of the your registration statement on Form 8-A filed on August 19, 1998;

        (5) the Prospectuses prepared in connection with the Registration Statement;

        (6) your Registration Statement on Form 8-A (Commission File Number 0-17781), as declared effective by the SEC on June 22, 1989;

        (7) the minutes of meetings and actions by written consent of your stockholders and your Board of Directors that are contained in your minute books that are in our possession; and

        (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

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Symantec Corporation
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        We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that the 200,000 shares of Stock that may be issued and sold by you upon the exercise of the stock option granted under the Plan, when issued and sold in accordance with the applicable plan and stock option agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,

                                            FENWICK & WEST LLP


                                            /s/ Fenwick & West LLP